UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2010
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 4, 2010, The First Bancshares, Inc. issued a press release announcing its preliminary results of operations for the quarter ended  March  31, 2010.  A copy of the press release is attached  hereto and  incorporated herein as Exhibit 99.1.  In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 7.01.	Regulation FD Disclosure

On May 4, 2010, The First Bancshares, Inc. announced its declaration of a $.025 per share quarterly cash dividend.  The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 8.01.	Other Events

On May 6, 2010, officers of The First Bancshares, Inc. will make a presentation to bank stock analysts at the Gulf South Bank Conference at the Marriott Hotel New Orleans, Louisiana.  A live webcast of the presentation will be available at the company’s internet site (www.thefirstbank.com).  The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

 99.1 Press Release dated  May 4, 2010

99.2 Press Release dated  May 4,  2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	May 4, 2010

/s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO